                       AGREEMENT AND THIRD AMENDMENT TO
                              PURCHASE AGREEMENT

     This Agreement and Third Amendment to Purchase Agreement, dated July 23, 2001 (this "AGREEMENT") is by and between BASF Aktiengesellschaft ("SELLER") and Abbott Laboratories ("PURCHASER").

                             W I T N E S S E T H:

     WHEREAS, Purchaser and Seller are parties to that certain Purchase Agreement dated as of December 14, 2000 (Number 194 of the Roll of Deeds for 2000 of Dr. Norbert Meister, notar, at Frankfurt am Main), as amended by the Amendment dated as of March 2, 2001 (Number 226 of the Roll of Deeds for 2001 of Dr. Gerhard Pilger, notar, at Frankfurt am Main) and the Second Amendment dated as of May 18, 2001 (Number 56 of the Roll of Deeds for 2001 of Dr. Norbert Meister, notar, at Frankfurt am Main), pursuant to which Purchaser acquired the Shares and Transferred Patents (collectively, the "PURCHASE AGREEMENT").

     WHEREAS, Sections 9 and 10 of the Purchase Agreement provide for an adjustment of the Non-Indian Purchase Price according to the procedures described therein (the "ADJUSTMENT PROCEDURES");

     WHEREAS, Exhibit 7.4 of the Purchase Agreement provides for the determination of the Knoll India Net Asset Value;

     WHEREAS, in furtherance of the Adjustment Procedures, Deloitte & Touche GmbH ("D&T") issued an Auditor's Report, together with an opinion thereon, dated April 20, 2001 (collectively, the "D&T REPORT");

     WHEREAS, Seller and Purchaser (the "PARTIES") have agreed to certain adjustments, described more particularly in EXHIBIT A-1 hereto, to the Closing Net Asset Value reflected in the D&T Report, and that such Closing Net Asset Value as so adjusted, as described more particularly in EXHIBIT A-2 hereto, shall be the "CLOSING NET ASSET VALUE" for purposes of this Agreement and Sections 9.1(b) and 9.1(c) of the Purchase Agreement;

     WHEREAS, the Parties have agreed to defer their mutual obligation under
Section 10.2 of the Purchase Agreement to allocate the amount by which the Closing Net Asset Value exceeds the Reference Net Asset Value (the "ADDITIONAL PURCHASE PRICE") until completion of the procedures described in
Section 21.4 of the Purchase Agreement and as more particularly described herein;

     WHEREAS, in connection with the Adjustment Procedures, Seller has agreed to reimburse Purchaser, and indemnify Purchaser against, certain matters and Damages, as described more particularly herein; and

     WHEREAS, the Parties desire to amend (a) Section 18 of the Purchase Agreement to clarify its application to Closing Tax Assets (as defined in Section 4 of this Agreement), and (b)

Section 27.3 of the Purchase Agreement with respect to the application of such Section to Mexico.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and representations below, the Parties agree as follows:

     1.  CERTAIN DEFINITIONS.

         Terms used in this Agreement with initial capital letters that are not otherwise defined in this Agreement will have the meanings given to them in the Purchase Agreement.

     2.  ADJUSTMENTS, PAYMENT AND ALLOCATION.

         (a) The Closing Net Asset Value contained in the D&T Report set forth as Item A to Exhibit A-2 shall be adjusted in accordance with Exhibit A-1 hereto, and such Closing Net Asset Value as so adjusted, shall be EUR 2,082,600,000 and as such the "FINAL CLOSING NET ASSET VALUE."

         (b) The Parties hereby acknowledge and agree that the amount of the Additional Purchase Price shall be EUR 1,332,200,000, of which EUR 1,064,300,000 was paid to Seller on May 23, 2001 leaving EUR 267,900,000 owing by Purchaser to Seller to be satisfied and to be paid as follows:
(i) EUR 87,600,000 of net debt owing by BASF shall be forgiven as described in Items H and I on Exhibit A-2, and (ii) EUR 180,300,000, together with interest thereon at the rate of six percent (6%) per annum from March 2, 2001 to the date of payment, will be paid by Purchaser to Seller, within two (2) business days from the date of this Agreement, by transfer of immediately available funds to BASF AG, Konto: 0201000700, Commerzbank Ludwigshafen,
BLZ 54540033, SWIFT COBADEFF545.

         (c) The Parties further acknowledge and agree that upon the final determination and payment of the Seller or Purchaser Pension Indemnification Amount, if any, in accordance with the provisions in Section 21.4 of the Purchase Agreement (the "PENSION AMOUNT"), such Pension Amount will be netted against or added to, as the case may be, the Additional Purchase Price (as so adjusted, the "ADJUSTED ADDITIONAL PURCHASE PRICE"), and the Parties will agree upon allocations of the Adjusted Additional Purchase Price as provided in Section 5 of this Agreement.

     3.  INDEMNIFICATION AND REIMBURSEMENT.

         (a)  INDEMNIFICATION.

              (i) Seller shall indemnify and hold harmless each member of the Purchaser Group from and against all Damages (including without limitation, costs and expenses of litigation, amounts paid in settlement and reasonable attorneys' fees) arising out of or related to any of the items or matters described on the disclosure letter (the "DISCLOSURE LETTER") to this Agreement (each, an "INDEMNIFIED ITEM"). With respect to each Indemnified Item, Purchaser shall have, or retain, as the case may be, full control of the defense and the proceedings, including the right to settle. If requested by Purchaser, Seller shall cooperate in good faith with Purchaser in order to contest effectively such claim.

                           (ii) If and to the extent a specific provision is
set forth in the Disclosure Letter with respect to a Indemnified Item, Seller's liability for indemnification pursuant to Section 3(a)(i) of this Agreement shall be reduced by the amount of such provision.

                           (iii) Seller's liability for indemnification
pursuant to Section 3(a)(i) of this Agreement above shall not exceed, for each Indemnified Item, the respective amounts set forth in the Disclosure Letter.

                           (iv) If the liabilities of the Purchaser Group as
set forth in and established by the final order or judgment (without right of appeal) of the case described in Item 13 in the Disclosure Letter together with all Damages incurred by Purchaser Group in connection with such case (collectively, "ITEM 13 LIABILITIES") are less than 1,534,000 Euro, Purchaser shall pay to Seller an amount equal to (i) 1,534,000 Euro, minus (ii) the
Item 13 Liabilities. If the Item 13 Liabilities are greater than 1,534,000 Euro, Seller shall pay to Purchaser an amount equal to (i) the Item 13 Liabilities, minus (ii) 1,534,000 Euro, but in no event greater than 1,634,000 Euro.

                  (b) NO LIMITATIONS. Seller's obligations set forth in this
Section 3 shall be in addition to, independent of, and not be limited by, any provision included in the Purchase Agreement, including Section 15 thereof.

         4. Section 18.1 is amended by deleting the first sentence thereof and substituting the following:


         Seller shall indemnify Purchaser on an After-Tax Basis against (i) any liability for Taxes relating to the Companies for any taxable period ending on or before the Closing Date and any Pre-Closing Straddle Period if and to the extent such liability exceeds the liabilities or accruals taken into account by the Closing Net Asset Value Statement for Taxes relating to said periods, PROVIDED, HOWEVER, that such obligation to indemnify shall be limited to the percentage of such liability that corresponds to the percentage of the direct or indirect ownership interest of Seller in the Companies sold hereunder and (ii) any permanent reduction in the nominal value (determined as of the Closing Date) of any Tax Asset included on the Closing Net Asset Value Statement resulting from an adjustment by any governmental tax authority of any item (including, without limitation, any loss carryforward, credit carryforward, deduction, or income inclusion) taken into account in determining such Tax Asset; PROVIDED that the indemnity under this clause (ii) shall include any penalty imposed by the relevant governmental tax authority related to such adjustment. Excluded are reductions to the extent due to changes in tax law after the Closing Date, expiration of items due to inability to utilize after the Closing Date, elections made by Purchaser after the Closing Date and business restructuring done by Purchaser after the Closing Date.

         5. ALLOCATIONS. After the final determination and payment of the Pension Amount in accordance with Section 2(c) of this Agreement, the Parties will agree upon allocations of the Adjusted Additional Purchase Price in accordance with Section 10.2 of the Purchase Agreement.

The Parties acknowledge and agree that any payment made by Seller to Purchaser or any other member or Purchaser Group, or by Purchaser to Seller, pursuant to Section 3 of this Agreement shall be considered part of the Additional Purchase Price, and the Parties shall agree upon allocation(s) at such time(s) as appropriate. The Parties further acknowledge and agree that there will be no change to the purchase price allocation with respect to Knoll India, Hokuriku or Knoll Pakistan for any reason.

         6. NON-COMPETE AMENDMENT. The section in the Purchase Agreement entitled "Section 27, Non-Compete Covenant" is hereby amended by adding the following to Section 27.3 after the word "Turkey" and before the word "shall": "and Mexico".

         7. RESERVATION OF RIGHTS. Nothing in this Agreement shall be deemed to be a waiver by either Party of any right that such Party may have under and in accordance with the terms of the Purchase Agreement, as amended by Sections 4 and 6 hereof, or an agreement to forbear from exercising any right or remedy with respect to any provision in the Purchase Agreement including Sections 15 and 18 (as so amended). Purchaser specifically reserves its rights and remedies under the Purchase Agreement, the documents delivered in connection therewith and applicable law.

         8. NOTICES. All notices, statements and other communications to be given with respect to this Agreement shall be in the English language and sent by registered mail, by facsimile transmission or by messenger to the parties at the following addresses or at such other addresses as shall be specified by the parties:

If to Seller:         BASF Atiengeselleschaft
                      Central Legal Department
                      67056 Ludwigshafen, Germany
                      Telefax: 49.621.60.20410

If to Purchaser:      Abbott Laboratories
                      One Abbott Park Road
                      Abbott Park, Illinois 60053-3500
                      Telefax: 847-938-6277
                      Attn: General Counsel

         9. ENTIRE AGREEMENT; WRITTEN FORM.

                  (a) The Purchase Agreement shall remain in full force and effect and, together with this Agreement and the Disclosure Letter, shall constitute the entire agreement of the parties with respect to the subject thereof and hereof and supercede all other prior agreements and undertakings both written and oral among the Parties with respect to the subject matter thereof and hereof. In the event of any translation of this Agreement, the English version shall govern.

                  (b) Any changes in this Agreement, including, but not limited to, this clause shall only be valid if made in writing and executed by both Seller and Purchaser or, if necessary, in a stricter form.

         10. ASSIGNMENT. Neither Seller nor Purchaser may assign any rights or obligations under this Agreement to any third party without the consent of the respective other Party.

     11.  GOVERNING LAW; JURISDICTION.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, without regard to its choice of law rules.

          (b) Except as otherwise expressly stated elsewhere in this Agreement, all disputes arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in accordance with the Rules of the German Institute of Arbitration e.V. (DIS) without recourse to the ordinary courts of law, provided that the Chairman of the Arbitral Tribunal shall not be of the same nationality as that of any of the parties to a given dispute. The place of arbitration shall be Frankfurt, Germany; the language of the arbitration shall be English.


     12.  EXPENSES.

          (a) Except as specifically provided otherwise in this Agreement, each party shall bear its own expenses and fees (including attorneys', accountants', consultants' and advisors' fees) in connection with this Agreement or any of the actions contemplated herein.

          (b) Fees and costs triggered by the implementation of this Agreement, including but not limited to any notarial fees, any transfer or sales Tax (including any value added Tax and stamp duties and property transfer Tax according to section 5 paragraph 3 Grunderwerbssteuergesetz, any registration or publication fees shall be borne by Purchaser.

     13. SEVERABILITY. Should any of the provisions of this Agreement be or become fully or partly invalid or unenforceable, the remainder of the Agreement shall be valid or enforceable. The invalid or unenforceable provision shall be replaced by a provision which shall come as close as possible to the economic purpose of the invalid provision. Any gaps in this Agreement shall be filled by a provision which the parties as prudent businessmen would be in good faith have agreed to, had they considered the matter not covered by this Agreement.

                                                                     EXHIBIT A-1


                    Adjustments to Closing Net asset Value

                                                                                             KNOLL PHARMACEUTICAL
                                                                                            DISPUTED ITEMS LISTING

                                                                                         RESOLUTION AS OF JUNE 21, 2001
                                                                                         ---------------------------------
                                                                                                     RESOLVED    RESOLVED
ISSUE #    COUNTRY                                                                       RESOLVED      BASF      ABBOTT
-------    ------------------          ----------------------------------------------    --------    --------    -------
      1    Consolidation               Deferred Tax Balances as reported in the            250.674                4.401 a
                                       closing balance sheet
      2    Consolidation               Adjustment to exchange rates in effect as            48.200               46.500 x
                                       of 9/30/2000
      3    Consolidation               Equity Rollforward - Discontinued Operations         53.800
      4    Consolidation               Equity Rollforward - Unreconciled Balance            55.700
      5    Consolidation               Unreconciled Intercompany - Puerto Rico &            29.000
                                       Knoll BV
      6    Consolidation               Unreconciled Intercompany                            24.978
      7    Consolidation               Tax effect of BASF PharmaChemikalien GmbH &           5.162
                                       Co. KG and Chemikalien GmbH sale
      8    Consolidation               NonTrade Intercompany Balances                          603
      9    Consolidation               Knoll India - should be excluded from 9/30 &                               2.259 a
                                       3/2 balances
     10    Consolidation               Prepaid Insurance                                                          5.693 a
     11    Consolidation               Prepaid Insurance                                         0
     12    Consolidation               Inventory Valuation Reserves                              0
     13    Consolidation               Intercompany Receivables                             18.584
     14    Consolidation               Accounts Payable/Accrued Liabilities                      0
     15    Argentina                   March sales recorded in February                                    48       120 a
     16    Argentina                   Reserve for specific receivable risk                                43
     17    Argentina                   Vacation Accrual                                                              84 a
     18    Argentina                   Asset Disposition                                                   85
     19    Australia                   Unaccrued Diabetes Studies                                                    18 a
     20    Austria                     Loss from product failing testing in normal                         70        71 a
                                       course of production
     21    Brazil                      Labor Relationship - 34 Sales Agencies                                    10.770 b
     22    Brazil                      Foreign sales rep. in Uruguay                                                317 b
     23    Brazil                      Labor-Required Compensation for Employees                                  1.647 b
                                       Without a Collective Bargaining Agreement
     24    Brazil                      Labor Relationship - 27 Outsourced IT Personnel                            1.571 b
     25    Brazil                      Underaccrued Inventory reserves                                    662
     26    Brazil                      Labor Relationship - 23 claims by outsourced workers;                        923 b
                                       16 claims by former employees
     27    Brazil                      Ministry of Justice against several companies for
                                       abusive prices and falsification of materials                    2.391     1.594 a
     28    Brazil                      Receivable reserves                                                          343 a
     29    Brazil                      Labor - Failure to Account for Incentives for                                285 b
                                       Dangerous and Hazardous Jobs
     30    Brazil                      Civil lawsuit hazardous pay                                                  186 b
     31    Brazil                      Pre-closing work accident                                 0
     32    Canada                      Liquidated damages for default (failed to make
                                       payments and market licensed product) by
                                       Knoll Canada under contract with BML Pharma                                  649 b
     33    Canada                      Inventory - Returns accepted by Knoll on Synthroid in              232       300 a
                                       1Q01 not in ordinary course
     34    Canada                      Unaccrued Long-term Disability Obligations                                   200 a
     35    Colombia                    Librapharma claims damages and lost profits from                             471 b
                                       recall of products toll manufactured by Knoll;
                                       fine for recall by Colombia's FDA agency
     36    Colombia                    Potential fines for violation of advertising                       365        46 a
                                       statutes - 9 cases
     37    Colombia                    Liquid Funds - Colombia Minority Interest                                    176 x
     38    Colombia                    Unverified inventory in transit                                     81        87 a
     39    Colombia                    Unsupported reconciliatory items on bank statement                  86
     40    France                      Tax Litigation with Innothera from which Boots                             4.366 b
                                       Pharma S.A. was purchased
     41    France                      Tax losses due to a tax consolidation agreement                    833
                                       between LKF and GNR Pharma
     42    France                      Retirement Indemnity Provision                                       0         0 c
     43    France                      Possible criminal offense related to personnel                       0
                                       lending service agreement
     44    Germany                     Novartis Agreement                                                         6.391 b
     45    Germany                     International Arbitration - Greek distributor                              1.643 b
                                       claim it was agent under German law and
                                       entitled to termination and redundancy fees
     46    Germany                     Patent claim for infringing Alfatec's                                        920 b
                                       Nanosol German and EU patents
     47    Germany-Egypt               Unrecorded liability for free product                              301       255 a
                                       exported to Egypt
     48    Germany                     Interco. Profit for Sibutramin                            0
     49    Germany                     Interco. Profit related to sale of intangible             0
                                       assets (BASFIN and Boots)
     50    Germany-Other Rep. Offices  Cash Basis Reporting in Representative Offices            0
     51    Hokuriku                    Underaccrued Inventory Reserves                                    208       225 a
     52    Hokuriku                    Reconciliation of Hokuriku dividend                       0
     53    Italy                       Ravizza Goodwill                                                          14.397 a
     54    Italy                       Excess/Slow Moving Reserve for Quomen                              510     1.500 a
     55    Italy                       Understatement of receivable reserve                               972
     56    Italy                       Underaccrued inventory reserves                                    142
     57    Italy                       Understatement of credit memo reserve                                        251 a
     58    Italy                       Capitalization of Y2K and Euro Software                                      153 a
     59    Italy                       Capitalization of Litio Carbonato                                             24 a
     60    Mexico                      Adjustment to Labor Accruals                                        26        26 a
     61    New Zealand                 Unaccrued Reductil post launch Monitoring Study                               14 a
     62    Pakistan                    Understatement of inventory reserve                                 16        29 a
     63    Philippines                 Allowance for expired inventory                                     25
     64    Poland                      Vacation, Bonuses, Mandatory Payments, and Travel                   69        20 a
                                       Costs - Underaccruals
     65    Poland                      Unaccrued Drug Monitoring Trials                                   214       215 a
     66    Spain                       Termination benefit was not accrued                                465
     67    Taiwan                      Unaccrued Free Goods                                                41
     68    United Kingdom              Unamortized leasehold improvements on                                      1.481 a
                                       property where lease has expired
     69    United Kingdom              Restoration of leased property to same                             630
                                       conditon as start of lease term
     70    United States               Returns Reserve                                                            3.294 a
     71    United States               Rejected Inventory                                               2.663     2.653 a
     72    United States               Underaccrual of rebate reserve related                                     7.808 b
                                       to Medco
     73    United States               SAMe Distribution Rights                                                   5.407 a
     74    United States               Vacation Accrual                                                 1.917     1.917 a
     75    United States               Investment in GPC                                                          3.921 a
     76    United States               Sales Force/Mktg - payments for sales                            1.879     1.879 a
                                       force and marketing expenses incurred prior to
                                       March 2 but not accrued
     77    United States               Meridia Voucher Program Underaccrual - Distributed                         3.244 a
                                       vouchers for price discounts on purchases
     78    United States               Reduction in Payroll for Accrued Fringe               3.087
     79    United States               Promotion - payments for promotional activities                  1.397     1.397 a
                                       incurred prior to March 2, but not accrued
     80    United States               Underaccrual of Medicaid reserve                                 1.239     1.239 a
     81    United States               Inventory Variance Capitalization                                1.568
     82    United States               A/R uncorrectable                                                          1.544 a
     83    United States               Excess inventories/commodities                                             1.478 a
     84    United States               Unrecorded A/P - Invoices not accrued at the plants                525       525 a
     85    United States               Boots General Integration Reserve                                  912
     86    United States               Reduction in Environmental Reserves                                663
     87    United States               BHA Boots Product Liability Reserve                                953
     88    United States               Manoplax Boots Product Liability Reserve                           735
     89    United States               Accrued Expenses - Project Andrew                                  316
                                                                                           -------   --------   ---------
                                       Sub total                                           489.788     23.282   146.927
                                                                                           -------   --------   ---------
                                                                                                                659.997


                                                          Knoll Pharmaceutical
                                                         Disputed Items Listing

                                                                                           Resolution as of June 21, 2001
                                                                                           --------------------------------------
                                                                                                         Resolved      Resolved
 Issue #         Country                                                                    Resolved       BASF         Abbott
--------   --------------------       --------------------------------------------------   ----------   ----------   ------------
NEW ITEMS

       1   Hokuriku                   Unaccrued Vacation                                                       649            649 a
       2   Italy                      Intangibles                                                            1.360
           Italy                      Fixed Assets                                                           1.002          1.002 a
       3   Brazil                     Failure to Treat Performance Bonuses as Salary                                          779 b
       4   Australia                  Omitted Receivables Reserve                                               46
           Germany                    Aventis payment                                                        1.075          1.075 a
                                                                                           ----------   ----------   ------------
                                      Sub-total                                                              4.132          3.505
                                                                                           ----------   ----------   ------------
                                                                                              489.788       27.414        150.432
                                                                                           ==========   ==========   ============
           GRAND TOTAL
                                                                                                                          667.634
                                                                                                                     ============
         a Adjustment to NAV
         b Indemnification/Reimbursement
         c Include in pension true-up process. Abbott to notify Hewitt.
         x Include in liquid fund settlement




           GRAND TOTAL                                                                                                    150.432
           INDEMNIFICATION/REIMBURSEMENT ITEMS
           21,22,23,24,26,29,30,93    Brazil legal/labor matters                                                           16.478
                                   32 Canada/BML                                                                              649
                                   35 Colombia/Librapharma                                                                    471
                                   40 France/Boots                                                                          4.366
                                   44 Germany/Novartis                                                                      6.391
                                   45 Germany/Greek Distributor                                                             1.643
                                   46 Germany/Alfatec                                                                         920
                                   72 United States/Medco                                                                   7.808
                                                                                                                     ------------
                                      SUBTOTAL - INDEMNIFICATION/REIMBURSEMENT ITEMS                                       38.726
                                                                                                                     ------------

           EXCHANGE ADJUSTMENT                                                                                             46.500
           COLOMBIA FUNDS                                                                                                     176
                                                                                                                     ------------
                                      Subtotal - NAV Adjustments, pretax                                                   65.030

                                    1 Deferred Taxes                                                                        4.401
                                    9 India                                                                                 2.259
                                                                                                                     ------------
                                                                                                                           58.370
                                      Average tax rate, as agreed                                                              35%
                                      Tax effect                                                                           20.430
                                                                                                                     ------------

                                      NAV Adjustments, net of tax                                                          44.601
                                                                                                                     ============


                                      -------------------------------------------------------------------------------------------
                                                          SUMMARY
                                                      (THOUSAND EUROS)
                                       Resolved Abbott                                                150.432
                                       Indemnification/Reimbursement Items                             38.726
                                       Addition to Deferred taxes (NAV adjustment)                     20.430
                                       Colombia funds                                                     176
                                                                                                    ---------
                                       Net Asset Adjustment agreed by BASF
                                       (Exhibit A-2/(D))                                               91.101

                                      -------------------------------------------------------------------------------------------

                                                                 EXHIBIT A-2

     NON-INDIAN PURCHASE PRICE ADJUSTMENT FOR THE BASF PHARMA BUSINESS(1)

                                                                                       (Euros;
                                                                                      Amounts in
                                                                                       millions)
                                                                                     ------------
(A) Closing Net Asset Value as of March 2, 2001 (per Deloitte & Touche Report)            2.173,7
(B) Reference Net Asset Value as of September 30, 2000                                     (750,4)
                                                                                     -------------
(C) PURCHASE PRICE ADJUSTMENT PAYABLE BY ABBOTT TO BASF                                   1.423,3
(D) Net Asset Adjustments agreed by BASF AG per Exhibit A-1                                 (91,1)
(E) Additional Purchase Price                                                             1.332,2
(F) Partial Adjustment Payment by Abbott to BASF AG (May 23, 2001)                       (1.064,3)
                                                                                     -------------
(G) Adjusted payment amount                                                                 267,9

(H) Settlement of amounts owing between Knoll GmbH and BASF AG

    (1) Payment from Lupharma to Knoll GmbH                             258,4
    (2) Payment from Knoll GmbH to BASF AG (Profit Transfer)           (170,8)
                                                                       -------
    (3) Due to Knoll GmbH                                                87,6

(I) Forgiveness of net debt owed by Seller to Purchaser                                     (87,6)
                                                                                     -------------
(J) PURCHASE PRICE ADJUSTMENT TO BE PAID BY ABBOTT TO BASF AG                               180,3
(K) Interest (6%) from March 2, 2001 to Payment Date
(L) Total amount to be paid by Abbott to BASF AG



------------------------
(1) Does not reflect the Pension Amount that Seller may owe to Purchaser in accordance with the Section 21.4 of the Purchase Agreement.

Die wortliche Ubereinstimmung vorstehender Ablichtung mit der mir vorliegenden Urschrift beglaubige ich hiermit.

Frankfurt am Main, den 26. Juli 2001

[DR. GERHARD PILGER SEAL]              /s/ Dr. Pilger
                                       Dr. Pilger
                                       N o t a r

                                                           Beglaubigte Abschrift

                               POWER OF ATTORNEY

I, the undersigned

                             Michael G. Strohmeier
                           with business address at
                          Jones, Day, Reavis & Pogue
                            Chicago, Illinois, USA

hereby grant a substitute power of attorney on behalf of

                            Abbott Laboratories
                        Abbott Park, Illinois, USA
                -hereinafter referred to as the "Company".


                               Ansgar C. Rempp
                                Jens U. Boeck
                                      and
                                Ercan Acikel
                        each with business address at
                         Jones, Day, Reavis & Pogue
                             Frankfurt, Germany

according to the power of attorney dated February 23, 2001 granted to me by the Company (the "Original Power of Attorney"), a copy of which is attached hereto, to individually represent the Company within the scope and limitations provided for by the Original Power of Attorney.


Illinois, July 19, 2001

/s/ Michael G. Strohmeier
-------------------------------------
Michael G. Strohmeier


SUBSCRIBED AND SWORN TO
before me this 19th day of July, 2001
                                            --------------------------------
                                                     "OFFICIAL SEAL"
                                                      SONIA ARCHER
/s/ Sonia Archer                            Notary Public, State of Illinois
-------------------------------------        My Commission Expires 08/26/03
Notary Public                               --------------------------------

                               POWER OF ATTORNEY

We, the undersigned company

                              Abbott Laboratories
                          Abbott Park, Illinois, USA
                   hereinafter referred to as the "Company"

hereby grant powers of attorney to

                                James L. Tyree
                           with business address at
                              Abbott Laboratories
                          Abbott Park, Illinois, USA

                                Brian J. Smith
                           with business address at
                              Abbott Laboratories
                          Abbott Park, Illinois, USA

                           Charles N. Bensinger III
                           with business address at
                          Jones, Day, Reavis & Pogue
                            Chicago, Illinois, USA

                                      and

                             Michael G. Strohmeier
                           with business address at
                          Jones, Day, Reavis & Pogue
                            Chicago, Illinois, USA

to individually represent the Company in connection with the transactions contemplated by the purchase agreement dated as of December 14, 2000 (the "Purchase Agreement") between BASF Aktiengesellschaft, a stock corporation organized under the laws of the Federal Republic of Germany ("BASF") and the Company, including, but not limited to, (i) any amendments to the Purchase Agreement, (ii) the sale of all of the issued and outstanding shares of capital stock of (a) Knoll AG, a stock corporation organized under the laws of the Federal Republic of Germany, and (b) BASF Pharmaceutical Corporation, a Delaware corporation; (iii) the sale to the Company and/or any of its subsidiaries of all of shares of capital stock or other equity interests directly or indirectly owned by BASF; (iv) the sale and transfer of certain patents, trademarks, tradenames and other intellectual property, and to enter into any kinds of agreements and commitments, including the right to grant substitute and additional powers of attorney, as any of them deem necessary and appropriate in connection therewith.

Our representatives shall be authorized to make all statements they deem necessary or appropriate in this context. Furthermore, our representatives shall be released from the restrictions set forth in Section 181 of the German Civil Code.



ABBOTT LABORATORIES

Illinois, 23 day of February, 2001


by:

/s/ Gary P. Coughlan
------------------------------------
Gary P. Coughlan, Senior Vice President,
Finance and Chief Financial Officer

STATE OF ILLINOIS           )
                            ) ss.
COUNTY OF LAKE              )

    The undersigned, a Notary Public in and for the County and State aforesaid, does hereby certify that Gary P. Coughlan, personally known to me to be a duly appointed officer of Abbott Laboratories, an Illinois corporation, appeared before me this day in person and acknowledged under oath that in such capacity he or she signed and delivered this certificate pursuant to authority duly given to him by said corporation.


    GIVEN under my hand and seal this 23 day of February, 2001.




                                       /s/ Judith Pacheco
                                       -----------------------------------
                                       Notary Public

                                         --------------------------------
                                                   OFFICIAL SEAL
                                                   JUDITH PACHECO
                                         Notary Public, State of Illinois
                                           My Commission expires 10/4/03
                                         --------------------------------

My Commission expires: 10/4/03
                      ---------

Die wortliche Ubereinstimmung vorstehender Ablichtung mit der mir vorliegenden Urschrift beglaubige ich hiermit.

Frankfurt am Main, den 26. Juli 2001


[DR. GERHARD PILGER SEAL]              /s/ Dr. Pilger
                                       Dr. Pilger
                                       N o t a r

Die wortliche Ubereinstimmung vorstehender Ablichtung mit der mir vorliegenden Urschrift beglaubige ich hiermit.

Frankfurt am Main, den 26. Juli 2001


                                       /s/ Dr. Pilger
                                       Dr. Pilger
                                       N o t a r